Exhibit 99.1

RGY_JPMgn-Title

Forward Looking Statements In this presentation and in related comments by our management, our use of the words "expect," "anticipate," "estimate," "goal," "target," "believe," "improve," "intend," "potential," "continue," "designed," "opportunity," "risk," "may," "would," "could," "should," "project," "projected," "positioned" or similar expressions is intended to identify forward- looking statements that represent our current judgment about possible future events. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and our actual results may differ materially due to a variety of important factors. The most recent reports on SEC Forms 10-K, 10-Q and 8-K filed by us or GMAC provide information about these and other factors, which may be revised or supplemented in future reports to the SEC on those forms. Industry and market data contained in this presentation is based on internal GM market and industry analysis. Although management believes this data is reliable as of its respective dates, this data has not been independently verified and we cannot assure you as to accuracy or completeness of this data. Unless specifically required by law, we assume no obligation to update or revise these forward-looking statements to reflect new events or circumstances.

Agenda Key Investor Focus Areas Evolving view of the U.S. Industry GM Liquidity Plan vs. U.S. Market Risks GM Capacity and Product Plan Maintaining Global Momentum Summary and Management Focus

What is GM's Current View of the U.S. Industry?

Current U.S. Economic Factors Disappointing Factors Encouraging Factors Continued high energy/ commodity prices Lack of supply response from global market Difficult credit markets Job creation decline Delayed housing recovery Continued strength in exports Aggressive monetary and fiscal policy actions Solid productivity growth Strong non-financial sector balance sheets

U.S. Market Factors Challenging market impacted by high gas prices, slumping housing market and consumer credit tightening Household spending on gas (as % of income) rose from 2.5% in 2003 to 5% in mid-2008 Sharp decline of used vehicle values impacting leasing YTD total industry SAAR of 14.6 million (14.3 million light) July SAAR of 12.7 million (12.4 million light), with retail impacted by tight credit conditions and lower consumer sentiment

U.S. Industry Light Vehicle Retail Mix RGY_JPMgn06_USretailMix Source: GM Market and Industry Analysis

U.S. Industry Light Vehicle Retail Mix Source: GM Market and Industry Analysis RGY_JPMgn07_USretailMix

2008 U.S. Industry Outlook YTD 2008 CY 2008 (thru July) Outlook Light Vehicle Volume (SAAR) 14.3 mil Low 14 mil Fullsize Pickup % of Industry 11.0% ~ 10.5% Fullsize SUV % of Industry 3.1% ~ 3.0% Average Oil Price per bbl $114 ~$120 GM Market Share 21.1% ~21%

Does GM's Liquidity Plan Adequately Address the Risks in the U.S. Market?

Light Vehicle Volume (SAAR) Low 14 mil 14.0 mil Fullsize Pickup % of Industry ~ 10.5% 10.0% Fullsize SUV % of Industry ~ 3.0% 2.3-2.7% Oil Price per bbl ~ $120 $120-150 GM Market Share ~ 21% ~21% 2008 U.S. Industry vs. GM Liquidity Plan CY 2008 Liquidity Plan Outlook 2008-09

GM Liquidity Plan Operating and Other Actions GMNA Structural Cost ~$2.5B Salaried Employment Savings ~$1.5B Capital Expenditure Reductions ~$1.5B Working Capital Improvements ~$2.0B UAW VEBA Payment Deferrals ~$1.7B Dividend Suspension ~$0.8B Asset Sales and Capital Market Actions ~$5.0B Total ~$15B

Timing of Liquidity Plan Cash Savings

Operating and Other Actions	2H 2008	CY 2009
GMNA Structural Cost	0%	100%
Salaried Employment Savings	~10%	~90%
Capital Expenditure Reductions	0%	100%
Working Capital Improvements	~25%	~75%
UAW VEBA Payment Deferrals	~40%	~60%
Dividend Suspension	~30%	~70%

Delphi Additional charge taken in Q2 reflects updated view of expected obligations (e.g. pensions) and potential recoveries upon emergence Factors driving this charge fully comprehended in GM Liquidity Plan In August GM agreed to increase amount that could be advanced to Delphi to $950 million Within amounts GM would owe thru YE 2008 under settlement agreements GMAC GMAC/ResCap successfully completed a global refinancing in Q2 GMAC taking steps to reduce risk across its auto finance and mortgage businesses Reserve adjustments taken by GM in Q2 for potential payments to GMAC related to residual support/risk sharing on retail leases Other Risk Factors

Does GM's Capacity and Product Plan Align with Rapid U.S. Market Changes?

GMNA Capacity Action Recap Objective Rebalance GMNA capacity towards cars/crossovers Minimize capital investment by leveraging existing footprint Continue leveraging global product programs Implemented or Announced Actions Substantial net reductions from 2005-2008 Recently announced production cessation at 4 truck/SUV plants Additional actions to balance production within installed capacity Shifts added at 2 car plants and removed at 2 truck plants GMNA installed capacity reduced from 4.2M in 2008 to 3.7M by 2010

GMNA Installed Capacity and Utilization Excluding JVs and Contract Assembly; utilization measured over full year based on timing of capacity actions RGY_JPMgn16a_GMNAcapcity Installed capacity realigned to over 60% cars/crossovers by 2010

Operating Capacity Flexibility In addition to reductions in installed capacity, significant actions in 2008 to shift "operating capacity" by revising shifts, line speeds and headcount within existing footprint Truck operating capacity reduced ~850k Car/crossover operating capacity increased ~700k Flexible operating plans provide additional car/crossover production upside if demand increases further Flexibility to shift between cars/crossovers and between architectures Additional overtime or third shift capabilities exist Operating plan changes allow alignment of production with demand with minimal investment Allows increased car capacity without expense of plant conversions

Global Architecture Development Global architecture development team approach implemented in early 2005 Planning, design, engineering and program management run centrally and responsible for global engineering and capex budgets Significant product development efficiencies generated On plan to reduce platform count by one-half (equal to Toyota) Design and engineering footprint migrating to lower cost locations Enables powertrain consolidation, which is also underway New global architectures for all key passenger and crossover entries in pipeline Wide bandwidth allows "plug and play" adaptation for developed or emerging market applications

Global Architecture Case Study Global architectures based on common underbody, motor compartment and corporate common component sets Differentiation via modular plug and play major component sets Facilitate international design, engineering and manufacturing Global midsize car will be the first vehicles to market based on global architecture development Replaces 5 different midsize platforms with one global architecture spanning 16 models and 6 brands Midsize car global architecture will be globally sourced and enable inter-buildability between assembly plants globally First application of Global Midsize is Opel Insignia, to be launched in Europe in Q4 of this year

How Will GM Maintain Momentum in Overseas Markets?

Global Growth Driven By Emerging Markets Brazil, Russia, India, and China are 4 of top 10 auto markets in the world... and growing fast Asia Pacific growth fueled by China, which is expected to surpass U.S. market by mid-decade FAH_KEY04_IndSGrowth

GME Outlook and Strategies Economic/Industry Trends Inflationary pressures forcing tight monetary policy in Eurozone & UK Initial signs of recession evident in key Western European countries, due to housing correction, credit crunch, consumer confidence decline 2008 industry volume expected to decline slightly from 2007; drop in Western Europe only partially offset by growth in Eastern Europe Key Strategies Continued focus on multi-brand strategy and quality of share Further growth in Central/Eastern Europe and Russia Continue to fully leverage GMDAT to support growth of Chevrolet Further improve manufacturing efficiency by shifting footprint and adding low-cost capacity Initiatives to manage currency risk, including localization in the East

GMLAAM Outlook and Strategies Economic/Industry Trends Energy and commodity boom supporting strong economic growth Industry volume still expected to be well above 2007 CY, due mostly to strong growth in South America Key Strategies Maximize capacity in cost efficient way Optimize pricing given strong industry Continue progress on filling portfolio gaps Strengthen Middle East dealers and distribution Leverage volume growth with existing manufacturing footprint to further reduce structural cost as a percent of revenue

GMAP Outlook and Strategies Economic/Industry Trends Economic expansion continues, but moderating due to slowing exports, record high inflation, tightening bias of monetary policies 2008 industry volume still expected to be above 2007 due to solid growth in China and India Key Strategies Continue to grow in China by further driving multi-brand strategy Rapidly grow India volume by leveraging new mini-car production Develop growth strategies for ASEAN countries Leverage GMDAT engineering/manufacturing capability across GM Improve material cost via increased localization (e.g., India) Optimize capacity utilization to support growth cost efficiently

Summary and Management Focus GM is here to stay Intense focus on implementing liquidity plan Making changes to compete and win in midst of an industry revolution Maintaining rapid expansion in fastest growing markets globally Proof is in our cars and trucks Cars/crossovers comprise 11 of last 13 U.S. launches, and 18 of next 19 Success of recent launches such as CTS and Malibu provide confidence in product plan Reinventing the automobile and GM Committed to providing leadership in development of alternate fuel propulsion systems Targeting fuel economy leadership in every class of vehicle we introduce Restructuring business for sustainable profit and growth

RGY_JPMgn-MTL